UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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FORM 8-K

 ____________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 4, 2016

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 VONAGE HOLDINGS CORP.
(Exact Name of Registrant as Specified in Charter)

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Delaware	001-32887	11-3547680
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

23 Main Street, Holmdel, NJ	07733
(Address of Principal Executive Offices)	(Zip Code)
Registrant's telephone number, including area code: (732) 528-2600

(Former Name or Former Address, if Changed Since Last Report)
____________________________
 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
(e) 2016 Bonus Metrics
On February 4, 2016, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Vonage Holdings Corp. (the “Company”) unanimously approved metrics and weightings with respect to annual bonuses for 2016 that will be payable, if and to the extent earned, in 2017. The purpose of the Company’s annual bonuses is to (i) promote the interests of the Company and its stockholders by incentivizing employees to achieve specified business objectives, (ii) foster a culture of innovation and collaboration to align efforts across the business, and (iii) enable the Company to attract and retain skilled employees by providing attractive compensation opportunities linked to performance results.
When determining the annual bonuses of the Company’s executive officers and other bonus-eligible employees, the Committee will take into account achievement of the objective performance criteria as described below and other factors relating to the executive’s individual performance. The measures initially approved for 2016, are as follows:

Metrics
Residential Total Revenues (1)
Business Total Revenues (2)
Adjusted EBITDA (3)
Churn - Residential (Account) (4)
Churn - Business (Revenue) (5)

(1) Residential Total Revenues includes revenues from Vonage’s consumer telephony business, including the United States, Canada, and U.K. offerings.
(2) Business Total Revenues includes revenues from Vonage's Essentials and Premier product lines.
(3) Adjusted EBITDA is GAAP income (loss) from operations excluding certain items including depreciation and amortization and share-based expense.
(4) Churn - Residential relates to the number of customers that terminate during the year divided by the simple average number of customers during the year, and dividing the result by twelve. The simple average number of customers is the number of customers on the first day of the year plus the number of customers on the last day of the year, divided by two.
(5) Churn - Business relates to recurring revenue lost from customers that churn during the year divided by average recurring revenue for the year.
Each of the metrics is assigned a weighting which, when combined with the other metrics, totals 100% of the target bonus. For each metric, there is (i) a minimum level of performance that would result in a payment equal to 50% of the weighted target bonus for the metric (and below which no payment would result), (ii) a target level of performance that would result in a payment equal to 100% of the weighted target bonus for the metric, and (iii) an outstanding level of performance that would result in a payment equal to 175% of the weighted target bonus for the metric.
The Committee has implemented certain limitations on the bonus payment in order to reflect the Company’s focus on revenue growth. Regardless of performance against any of the bonus metrics, no payments above 90% of the target bonus will be made unless a target level of performance for the Business Total Revenue metric is met.
Notwithstanding the foregoing, the Committee retains the discretion to adjust the amount of any bonus to be paid, regardless of whether or the extent to which any of the objective criteria are achieved, to change the metrics and weightings, and to add additional metrics specific to functions. Additional information with respect to the compensation arrangements for the Company’s executive officers, including salary increases, annual bonus awards, and equity grants will be set forth in the Company’s Proxy Statement for its 2016 Annual Meeting of Stockholders.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VONAGE HOLDINGS CORP.

Date: February 9, 2015	By:	/s/ Kurt M. Rogers
Kurt M. Rogers Chief Legal Officer

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